SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities Exchange

             Act of 1934



        Date of Report (date of earliest event reported): September 27, 1995


                             TOP  SOURCE TECHNOLOGIES, INC.

                (Exact Name of Registrant as Specified in its Charter)





                                      Delaware

                    (State or other jurisdiction of incorporation)



               1-11046                            84-1027821

        (Commission File Number)           (IRS Employer Identification No.)



          2000 PGA Blvd., Suite  3200, Palm Beach Gardens, Florida 33408

        (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone  number, including area code (407) 775-5756






            (Former name or former address, if changed since last report)




        ITEM 5.   OTHER EVENTS

             Top Source Technologies, Inc. (the "Company") has an on-site oil analyzer ("OSA") line of credit with the First Union National Bank which requires the Company, among other things, to pay Thermo Jarrell Ash ("TJA") $1.9 million in order to be able to draw on the line. To date, the Company has paid approximately $1.2 million. To meet the remainder of its obligation to First Union National Bank (the "Bank") and to fund OSA operating costs, in June 1995, the Company sold approximately $2 million of convertible notes (of a total offering of $3 million) to clients of Ganz Capital Management, Inc., the Company's principal stockholder. The Company expects the balance of the proceeds before September 30, 1995. The notes pay 9% per annum interest and are convertible after June 5, 1996 into shares of the Company's common stock at $10.00 per share. The Company has agreed to register the shares of common stock to permit public sale in the event of conversion.

             The Company has increased its working capital line of credit with the Bank by $250,000 to $750,000 and as of September 15, 1995 had no balance outstanding. The Company has not used this line of credit since June 1, 1995. The Bank has issued a commitment to increase the working capital line by $750,000 to $1,500,000 subject to completion of documentation. The Company is expanding its bank facility in order to be able to finance the roll-out of the OSAs.

             In May 1995, the United States Patent Office issued a design patent covering the Company's OSAs which has been assigned to the Company by Mr. Carlton Joyce, the inventor. Mr. Joyce is President of the Company's OSA subsidiary and a member of the Company's Board of Directors.

             Effective June 30, 1995, the Company hired Mr. David Natan as its new Vice President of Finance (chief financial officer) replacing Mr. James P. Samuels. Mr. Natan had been Chief Financial Officer of MBf USA, Inc. since November 1992. From August 1987 through October 1992, Mr. Natan was Treasurer and Controller of Jewel Masters, Inc. Mr. Natan receives a salary at the annual rate of $125,000 per year and a $600 per month automobile allowance. He also received a grant of 93,750 incentive and non-qualified stock options exercisable at $6.9375 per share. In addition, the Company's chief accounting officer, Mr. S. Earl Somerville, resigned as of mid-August 1995. Mr. Natan has assumed Mr. Somerville's duties temporarily. The Company is actively seeking to hire a new Controller and expects to replace Mr. Somerville at a savings of approximately $50,000 per year.

             The Company expects to report a loss from operations for fiscal 1995 on a consolidated basis. This is partially due to a conscious decision by the Company to invest significantly greater amounts of expenses to accelerate the deployment of OSAs. There can be no assurance that over a sustained period the OSAs will generate a substantial increase in revenue for the Company or create income from operations.

             In August 1995, the Company commenced a program which at current operating levels will reduce expenditures by approximately $1,750,000 over the next 12 months. To the extent new employees are added to support the OSA roll-out, these savings will be reduced. Because the Company intends to closely monitor the OSA roll-out and only add new employees as is warranted by the OSA business, the Company cannot predict the cost of such new employees. However, it is anticipated that such costs would be less than incremental OSA revenue although no assurances can be given. Much of the savings will occur through the reduction of personnel employed by United Testing Group, Inc. ("UTG"), a subsidiary of the Company. Additionally, the Company's former chief financial officer (Mr. James P. Samuels) had also been president of UTG. In August 1995, he resigned as president of UTG and as an employee of the Company. The Company is seeking to hire a general manager for UTG's oil analysis laboratories. As the result of these personnel cuts, the Company will incur non-recurring payroll expenses approximately $200,000 in the quarter ended September 30, 1995. From July 1995 through September 19, 1995, a total of 376,560 stock options have been exercised primarily by terminated employees raising gross proceeds of $1,190,370.

             In mid-August 1995, the Company resumed the roll-out of its OSAs by delivering retrofitted units and new units. In the initial roll-out, the Company and its customers encountered hardware and software difficulties which resulted in the Company suspending the roll-out.
        To support the roll-out, TJA has shifted assembly to a Western assembly plant and devoted resources to correcting the initial design problems. Similarly, the Company has devoted substantial effort to enhance operating and analytical software. As of the date of this Prospectus, two non-functioning OSAs have been returned to TJA and credits issued, and a large majority of the remaining 14 units delivered have been retrofitted. Moreover, TJA has shipped the first three improved OSAs assembled by TJA at its Western assembly plant. Although three retrofitted units are currently generating revenue, the amounts are not currently material. Pending continued successful operation of the first three units, the Company has been notified by a multinational oil company, which has installed two OSAs used in process control at two parts of a refinery and one for equipment maintenance, that it wishes to use OSAs at nine of its refineries and expand the OSAs to other parts of the refineries. The Company will be required to recruit additional personnel to assist in the installation of OSAs at other refineries and in the expansion to other parts of the refineries. Expansion will require additional analytical software development in order to properly test new petrochemical products. The analytical software has successfully been developed for this new process control application. The Company is awaiting the refinery's construction of an equipped trailer and completion of the reliability evaluations. Additionally, the Company is continuing to modify marketing approaches in order to stimulate other initial customers to increase their utilization of the OSAs. The Company is expending significant amounts in developing and rolling-out the OSAs which is adversely affecting operating results during the current fiscal year. Although no assurances can be given, the initial results appear promising and the OSAs are working as anticipated. Additionally, an OSA has been delivered to a second multi-national oil company.


                                      SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  TOP SOURCE TECHNOLOGIES, INC.

                                     (Registrant)



        By (Signature and Title):  /s/ Stuart Landow
                                       Stuart    Landow,    President   (Chief
        Executive Officer)



        Dated: September 27, 1995